Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CANOO INC.

* * * *
Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware
* * * *

The undersigned, being an authorized officer of Canoo Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:          The name of the Corporation is Canoo Inc.

SECOND:     The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 6, 2018. An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on February 28, 2019. A second amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on December 21, 2020

THIRD:         Paragraph A of Article IV of the Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 1,010,000,000 shares. 1,000,000,000 shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001). 10,000,000 shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).

FOURTH:      That the terms and provisions of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation were duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed this 25th day of January, 2023.

Canoo Inc.

By:	/s/ Hector Ruiz
Name:	Hector Ruiz
Title:	General Counsel and Corporate Secretary